                                                                   EXHIBIT 10.19


                      ELECTRONIC DATA SYSTEMS CORPORATION
                        STANDARD SUB-SUBLEASE AGREEMENT

     THIS SUB-SUBLEASE AGREEMENT (the "Sub-Sublease") is entered into as of the 1st day of January, 1998, by and between the Sub-Sublandlord and Sub-Subtenant hereinafter named. Upon the terms and conditions hereinafter set forth, the Sub-Sublandlord and Sub-Subtenant agree as follows:

1.   DEFINITIONS AND BASIC PROVISIONS.  The following definitions and basic
     --------------------------------
     provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this Sub-Sublease:

     A.   "Sub-Sublandlord":                   ELECTRONIC DATA SYSTEMS
                                               CORPORATION, a Delaware
                                               corporation, formerly a Texas
                                               corporation

     B.   Address of Sub-Sublandlord:          5400 Legacy Drive, H3-2F-53
                                               Plano, Texas  75024-3105
                                               Attn.:  Real Estate Leasing

     C.   "Sub-Subtenant":                     UNIGRAPHIC SOLUTIONS INC., a
                                               Delaware corporation

     D.   Address of Sub-Subtenant:            13736 Riverport Drive
                                               Maryland Heights, MO 63043
                                               Attention:  President

     E.   Sub-Subtenant Federal Tax ID:        75-2728894
                                               ----------

     F.   "Sublandlord":                       ARROW ELECTRONICS, INC.,
                                               SUCCESSOR IN INTEREST TO KIERULFF
                                               ELECTRONICS

     G.   Address of Sublandlord:              25 Hub Drive
                                               Melville, NY 11747

     H.   "Master Landlord":                   WARLAND INVESTMENTS, LTD., a
                                               California limited partnership

     I.   Address of Master Landlord:          c/o Paul, Hastings, Janofsky &
                                               Walker
                                               1299 Ocean Avenue,
                                               Suite 300
                                               Santa Monica, CA 90401

     J. "Sub-Sublease Premises": All space to be occupied by Sub-Subtenant as shown on EXHIBIT "A", attached hereto and made a part of this Sub-Sublease, containing approximately 127,000 square feet of rentable area in that certain building, containing approximately 127,000 rentable square feet of space, and located at 10824 Hope Street, Cypress, California (the "Building").

     K. "Sub-Sublease Term": A period of four (4) years six (6) months, commencing effective as of the 1st day of January, 1998 (the "Commencement Date") and expiring on June 30, 2002 (the "Expiration Date").

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

     L.   "Base Rent":  Base Rent shall be as follows:

          1. From January 1, 1998 through June 30, 1999, the amount of $1,841,500.00 per annum, payable in the amount of $153,458.33 per month, based upon the annual rate of $14.50 per square foot of net rentable space.

          2. From July 1, 1999 through June 30, 2001, the amount of $2,025,650.00 per annum, payable in the amount of $1168,804.17 per month, based upon the annual rate of $15.95 per square foot of net rentable space.

          3. From July 1, 2001 through June 30, 2002, the amount of $2,228,540.00 per annum, payable in the amount of $185,737.50 per month, based upon the annual rate of $17.55 per square foot of net rentable space.

     M. "Sub-Subtenant's Proportionate Share": For the purpose of allocating Sub-Subtenant's pro rata share of Operating Expenses, as defined in the Master Lease (as hereafter defined), attributable to the Sub-Sublease Premises, Sub-Subtenant's Proportionate Share shall be a fraction, the numerator which is the total number of the rentable square feet of the Sub-Sublease Premises and the denominator which is the total of the rentable square feet covered by the Master Lease, it being agreed that Sub-Subtenant's Proportionate Share is 100%.

     N.   "Security Deposit":  $ -0- , payable by Sub-Subtenant to
                                -----
          Sub-Sublandlord upon the execution and delivery by Sub-Subtenant of this Sub-Sublease. Notwithstanding the foregoing, if Sub-Sublandlord maintains less than 50% interest in the stock of Sub-Subtenant at any time during the term or any renewal term, if any, Sub-Subtenant shall be required to pay a Security Deposit in the amount of $153,459.33, payable to Sub-Sublandlord. The Security Deposit shall be managed as more particularly described in Paragraph 9 herein.

     O. "Property": That certain real property more particularly described on EXHIBIT "A-1" attached hereto and incorporated herein by reference.

2.   GRANTING CLAUSE.  Sub-Sublandlord, in consideration of the covenants and
     ---------------
     agreements to be performed by Sub-Subtenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Sub-Subtenant, and Sub-Subtenant in consideration of the covenants and agreements to be performed by Sub-Sublandlord and upon the terms and conditions in this Sub-Sublease, does hereby take and lease from Sub-Sublandlord, the Sub-Sublease Premises, subject to all laws, statutes, codes, rules, regulations and zoning ordinances promulgated by any governmental authority having jurisdiction now in affect or adopted in the further (collectively, the "Law"), to have and to hold for the Sub-Sublease Term (except as the Commencement Date and the Expiration Date may be adjusted as herein provided, or unless sooner terminated as provided in this Sub-Sublease, the Sublease or the Master Lease).

3.   MASTER LEASE.  This Sub-Sublease is subject to that certain (a) lease (the
     ------------
     "Original Lease"), dated June 1, 1984, by and between Master Landlord and Kierulff Electronics, a division of Ducommun Incorporated, a Delaware corporation, predecessor-in-interest to Sublandlord, as tenant, as amended by First Amendment to Lease (the "First Amendment"), dated January 28, 1985 (the Original Lease and the First Amendment are collectively, the "Master Lease"), covering certain premises (the "Premises") more particularly described in the Master Lease; and (b) Sublease

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

     Agreement (the "Sublease"), dated February 28, 1992, by and between Sublandlord and Sub-Sublandlord, as subtenant, as amended by (i) First Amendment to Sublease (the "First Amendment"), dated October 28, 1992; and
     (ii) Second Amendment to Sublease (the "Second Amendment"), last dated September 9, 1997, covering the Sublease Premises (defined in the Sublease). This Sub-Sublease is made subject to all applicable covenants, restrictions, agreements, terms and conditions of the Master Lease and the Sublease, which are incorporated into and made a part of this Sub-Sublease, excluding Subsections 5, 16, 17, 18 and 19 of the Sublease, as if: i) Sub-Sublandlord were Master Landlord or Sublandlord, as appropriate, insofar as Sub-Sublandlord has the rights or right by law to act as so, and
     ii) Sub-Subtenant were Tenant or Subtenant, as appropriate, except as otherwise provided to the contrary herein. Sub-Subtenant shall in no case have any rights with respect to the Sub-Sublease Premises greater than Sub-Sublandlord's rights as subtenant under the Sublease and Tenant's under the Master Lease, and Sub-Sublandlord shall have no liability to Sub-Subtenant for any matter or thing for which Sub-Sublandlord does not have co-extensive rights as tenant under the Master Lease or the Sublease. In the event the specific terms of this Sub-Sublease are in conflict with the terms of the Master Lease or the Sublease, then the specific terms of this Sub-Sublease shall prevail.

4.   MASTER LANDLORD'S AND SUBLANDLORD'S CONSENT.  Pursuant to the Master Lease
     -------------------------------------------
     and the Sublease, this Sub-Sublease is subject to Master Landlord's and Sublandlord's written consent, and shall not be valid until Master Landlord's and Sublandlord's written consent is obtained and delivered to each party. Sub-Sublandlord shall diligently pursue obtaining Master Landlord's and Sublandlord's written consent to this Sub-Sublease. I

5.   WARRANTY BY SUB-SUBLANDLORD.  Sub-Sublandlord warrants and represents to
     ---------------------------
     Sub-Subtenant, to the knowledge of Sub-Sublandlord, that the Master Lease and the Sublease have not been amended or modified, except as provided above, that Sub-Sublandlord is not now, and as of the Commencement Date of the Sub-Sublease Term hereof, will not be in default or breach of any of the provisions of the Master Lease or the Sublease, and that Sub-Sublandlord has no knowledge of any claim by Master Landlord or Sublandlord that Sub-Sublandlord is in default or breach of any of the provisions of the Master Lease or the Sublease.

6.   CONDITION OF THE SUB-SUBLEASE PREMISES.  Sub-Subtenant shall accept
     --------------------------------------
     possession of the Sub-Sublease Premises on an "AS IS, WHERE IS" basis, in whatever physical condition the same may be, and Sub-Sublandlord makes no representations or warranties of any kind or nature, express, implied, or otherwise, or any covenants of any kind or nature, with regard to the condition of the Sub-Sublease Premises or with respect to the fitness thereof for Sub-Subtenant's intended uses or the quality of or manner of any services provided or to be provided by Master Landlord or Sublandlord, and any such representations, warranties or covenants are hereby expressly disclaimed. Without limitation of the foregoing, Sub-Sublandlord shall have no obligation to construct or pay for any tenant improvements to the Sub-Sublease Premises or make any repairs or modifications thereto for the benefit of Sub-Subtenant.

7.   USE.
     ---

     A. Sub-Subtenant shall use the Sub-Sublease Premises for the uses set forth in the Master Lease and the Sublease, unless specifically approved by Sub-Sublandlord, Master Landlord and Sublandlord. Sub-Subtenant shall additionally comply with the rules and regulations of the Building as set forth on EXHIBIT "C", attached to the Master Lease and the Sublease, which Master Landlord and Sublandlord may reasonably amend from time to time during the term of this Sub-Sublease.

     B. Sub-Subtenant shall not do nor permit anything to be done in or about the Sub-Sublease Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents (unless Sub-Subtenant shall pay an increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, nor shall Sub-Subtenant sell or permit to be kept, used or sold in or about the Sub-Sublease Premises any articles which may be prohibited by a standard form policy of fire insurance.

     C. Sub-Subtenant shall not do or permit anything to be done in or about the Sub-Sublease Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Sub-Sublease Premises to be used for any unlawful or objectionable purpose, nor shall Sub-Subtenant cause, maintain or permit any nuisance in or about the Sub-Sublease Premises. Sub-Subtenant shall not commit or suffer to be committed any waste in or upon the Sub-Sublease Premises.

     D. Sub-Subtenant shall not knowingly use the Sub-Sublease Premises or knowingly permit anything to be done in or about the Sub-Sublease Premises which will in any way conflict with the Law. Sub-Subtenant shall at its sole cost and expense promptly comply with the Law and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, or not related or afforded by Sub-Subtenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Sub-Subtenant, in any action against Sub-Subtenant, whether Sub-Sublandlord be a party thereto or not, that Sub-Subtenant has violated the Law and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Sub-Sublease Premises, or not related or afforded by Sub-Subtenant's improvements or acts, shall be conclusive of the fact as between Sub-Sublandlord and Sub-Subtenant.

8.   RENT.
     ----

     A. Base Rent. Sub-Subtenant agrees to pay equal monthly installments of Base Rent at the address indicated in Paragraph 1 above, or such other address as Sub-Sublandlord may from time to time notify Sub-Subtenant. Such monthly installments shall be payable on or before the first (1st) day of each calendar month (without demand, set-off or deduction) commencing as of the Commencement Date. Base Rent for any fractional month at the beginning or end of the Sub-Sublease Term shall be prorated on actual days. Additional rent shall include, without limitation, the Operating Expenses, as described below, and any and all other charges, costs or expenses otherwise as set forth in the Master Lease and the Sublease.

     B. Building Taxes, Operating Expenses, Building Utilities and other Additional Rent. Building Taxes, Operating Expenses, Building Utilities and Additional Rent shall mean any and all costs and expenses incurred through the ownership, operation, maintenance and insurance of the Building, as more particularly set forth in the Master Lease and the Sublease. Sub-Subtenant shall pay Sub-Subtenant's Proportionate Share of Building Taxes, Operating Expenses, Building Utilities and Additional Rent of any amounts as provided in the Master Lease and the Sublease.

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

     C. Late Charge. In the event that any monthly installment of the Base Rent, Operating Expenses and any other additional rent (collectively, the "Rent"), or any other payment required to made by Sub-Subtenant under this Sub-Sublease is not received within 5 business days after the due date, Sub-Subtenant agrees to pay a late charge (the "Late Charge") in the amount of 3% of the installment of the Rent due and unpaid. It is hereby understood and acknowledged that the Late Charge shall constitute liquidated damages and such liquidated damages shall be solely for the purpose of reimbursing Sub-Sublandlord for the additional costs and expenses Sub-Sublandlord presently expects to incur in connection with the handling and processing of late payments of Rent and any other additional rent due and payable under this Sub-Sublease. Sub-Sublandlord and Sub-Subtenant agree that in the event of any such late payment by Sub-Subtenant, the damages resulting to Sub-Sublandlord will be difficult to ascertain precisely, and that the Late Charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages. If the payment of the Rent and any other additional rent continues not to be paid by Sub-Subtenant within 30 days after the due date thereof, Sub-Subtenant shall additionally pay interest on such unpaid Rent or any other additional rent, at the rate of 10% per annum (but in no event in excess of the highest interest rate provided by law) which interest shall accrue from the due date to the date of payment.

     D. Non-Waiver of Rights. If Sub-Sublandlord, at any time or times, shall accept Rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Sub-Sublandlord's rights hereunder.

9.   SECURITY DEPOSIT.  As security for the faithful performance by
     ----------------
     Sub-Subtenant of all of its obligations under this Sub-Sublease and for the payment of any damages to which Sub-Sublandlord may be entitled in the event of a default by Sub-Subtenant hereunder, Sub-Subtenant will deposit with Sub-Sublandlord the Security Deposit. The Security Deposit shall be returned to Sub-Subtenant by Sub-Sublandlord without interest, 30 days after the expiration of the Sub-Sublease Term, or renewal thereof, if applicable, provided that Sub-Subtenant has fully and faithfully carried out all of the terms, covenants and conditions under this Sub-Sublease, the Master Lease and the Sublease. If Sub-Subtenant defaults with respect to any provision of this Sub-Sublease, including, but not limited to, the provisions relating to the payment of the Rent, Sub-Sublandlord shall have the right, but shall not be required to, at any time during the Sub-Sublease Term to use, apply or retain all or any part of the Security
     Deposit: a) for the payment of any of the Rent or any other sum in default; and/or b) for the payment of any other amount which Sub-Sublandlord may spend or become obligated to spend by reason of Sub-Subtenant's default, and/or c) to cure any default of Sub-Subtenant, and if Sub-Sublandlord does so, Sub-Subtenant shall, upon demand, immediately deposit with Sub-Sublandlord an additional sum to make the sum equal to the original Security Deposit amount, so that Sub-Sublandlord shall have the full Security Deposit available throughout the Sub-Sublease Term.

10.  ASSIGNMENT AND SUBLETTING.  Sub-Subtenant shall not assign this
     -------------------------
     Sub-Sublease or further sublet all or any part of the Sub-Sublease Premises without the prior written consent of Sub-Sublandlord (and the consent of Master Landlord and Sublandlord, if such is required under the terms of the Master Lease and the Sublease), which may be withheld without cause. Sub-Subtenant shall not be in default under the terms and conditions of this Sub-Sublease, the Master Lease or the Sublease at the time of any request for consent or through the period of time prior to the consent is granted by Master Landlord and Sublandlord. Any request by Sub-Subtenant for Sub-Sublandlord's consent to a specific assignment or Sub-Sublease shall include d) the name of the proposed assignee, sublessee, or occupant, e) the nature of the proposed assignee's, sublessee's or occupant's business to be carried on in the Sub-Sublease Premises, f) a copy of the proposed assignment or Sub-Sublease, and g) such financial information and such other information as Sub-Sublandlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. Any assignment or Sub-Sublease approved by Sub-Sublandlord, Master Landlord and Sublandlord shall be subject to the Master Lease, the Sublease and this Sub-Sublease. Sub-Subtenant shall pay to Sub-Sublandlord all reasonable costs incurred related to the review of the subletting or assignment documents and costs incurred in obtaining Master Landlord's and Sublandlord's consent. Additionally, for purposes of this Sub-Sublease, the following transactions relating to Sub-Subtenant shall be deemed an assignment of this Sub-Sublease and shall give rise to the requirement of approval or consent by Sub-Sublandlord, and may result in the right to terminate or alter this Sub-Sublease. based upon the above: any merger (including, without limitation, a reincorporation merger), consolidation, reorganization, stock exchange, sale of stock or substantially all of the assets or other similar or related transaction in which Sub-Subtenant is the surviving entity or, if Sub-Subtenant is not the surviving entity, the surviving entity continues to conduct the business conducted by Sub-Subtenant prior to consummation of the transaction.

11.  SUB-SUBLANDLORD'S OBLIGATIONS.  Sub-Sublandlord shall have no obligation to
     -----------------------------
     perform any of Master Landlord's or Sublandlord's obligations under the Master Lease and the Sublease, including, without limitation, (i) providing any of the services that Master Landlord or Sublandlord has agreed to provide pursuant to the Master Lease the Sublease (or required by law); or (ii) furnishing the electricity to the Sub-Sublease Premises that Master Landlord and the Sublandlord have agreed to furnish pursuant to the Master Lease and the Sublease (or required by law); or (iii) making any of the repairs or restorations that Master Landlord and the Sublandlord has agreed to make pursuant to the Master Lease and the Sublease (or required by law); or iv) complying with any laws or requirements of any governmental authorities, unless Sub-Sublandlord occupies a portion of the Original Premises which would affect the Sub-Sublease Premises; or v) take any other action that Master Landlord and the Sublandlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease ad the Sublease. Sub-Subtenant shall have no rights against Sub-Sublandlord arising out of the Master Landlord's and the Sublandlord's failure to perform any of its obligations under the Master Lease and the Sublease. Sub-Subtenant shall have the right to institute an action under the provisions of the Master Lease and the Sublease to the extent such action relates to the Sub-Sublease Premises, provided Sub-Subtenant gives Sub-Sublandlord at least 30 days prior written notice and Sub-Sublandlord has failed to take action within that time. Notwithstanding the foregoing, if an action or cure cannot be completed within 30 days after receipt, however, such action or cure is commenced within 30 days after receipt of notice, and is diligently being pursued, Sub-Subtenant shall have no right to pursue Master Landlord, Sublandlord or Sub-Sublandlord. If Sub-Subtenant subsequently pursues such action, Sub-Subtenant agrees to reimburse Sub-Sublandlord for its proportionate share of any costs incurred by Sub-Sublandlord in connection with Sub-Subtenant instituting any such action. Sub-Sublandlord shall give reasonable assistance to Sub-Subtenant in enforcing the terms of the Master Lease and the Sublease, and will execute all documents reasonably necessary to enable Sub-Subtenant to pursue Master Landlord or Sublandlord in its failure to perform any of its obligations under the Master Lease or the Sublease.

12.  CONSENTS.  Wherever consent by Master Landlord and Sublandlord is required
     --------
     under the Master Lease or the Sublease, Sub-Sublandlord's consent shall also be required. Except as specifically set forth herein, Sub-Sublandlord agrees that whenever its consent or approval is required hereunder, or where something must be done to Sub-Sublandlord's satisfaction, it shall not unreasonably withhold or delay such consent or approval; provided, however, that whenever the consent or approval of

     Master Landlord, Sublandlord, the landlord under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sub-Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval.

13.  BUILDING COMPLIANCE.  Except as otherwise specified in the Master Lease
     -------------------
     with regard to repairs and alterations or building compliance, Subtenant will be solely responsible for the compliance of the Sublease Premises with the laws, statutes, ordinances, rules and regulations pertaining to accessibility and accommodation for persons with disabilities, including the removal of architectural and transportation barriers, if necessary. In addition, Subtenant acknowledges and agrees not to use the Sublease Premises in violation of any federal, state or local law, ordinance or regulation relating to health and safety.

14.  HAZARDOUS MATERIALS.  a.  Subtenant shall not transport, use, store,
     -------------------
     maintain, generate, manufacture, handle, dispose, release, or discharge any Hazardous Material (as hereinafter defined) upon or about the Sublease Premises or the Building, nor permit Subtenant's employees, agents, contractors and other occupants of the Sublease Premises to engage in such activities upon or about the Sublease Premises or the Building. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance, and handling within, the Sublease Premises or the Building of substances customarily used in similar buildings provided: (i) such substances shall be used and maintained only in such quantities as are reasonably necessary for Subtenant's permitted use of the Sublease Premises, strictly in accordance with the any and all applicable laws, statutes, codes, ordinances, rules or regulations (the "Law") and the manufacturers' instructions therefor; (ii) such substances may be disposed of, released, or discharged at the Sublease Premises if permitted by and in compliance with the Law and shall be transported to and from the Sublease Premises in compliance with the Law and as Sublandlord or Master Landlord shall reasonably require, (iii) if the Law or Master Landlord's trash removal contractor requires that any such substances from the Sublease Premises be disposed of separately from ordinary trash, Subtenant shall make arrangements at Subtenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to reasonable scheduling and approval by Master Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage or accumulation of such substances in the Sublease Premises, and (iv) any remaining such substances shall be completely, properly and lawfully removed by Subtenant from the Sublease Premises and the Building upon expiration or earlier termination of this Sublease or Subtenant's right to possession.

     b. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, material, or waste, or component thereof, whether in a solid, liquid or gaseous state, which is now or hereafter listed, defined, or regulated as a hazardous or toxic chemical, substance, material, or waste, or component thereof, by any federal, state, or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of any material safety data sheet, issued by the manufacturer therefor, written information concerning the removal, transportation, and disposal of the same, and such other information as the requesting party may reasonably require or as may be required by the Law, including, without limitation, (a) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq, as amended from time to time, and regulations promulgated thereunder; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq, as amended from time to time, and regulations promulgated thereunder; (c) Federal Water Pollution Control Act/Clean Water Act, 33 U.S.C. (S) 1251 et seq.; (d) Clean Air Act, 42 U.S.C. (S) 7901 et seq.; (e) Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; (f) the Hazardous Materials

     Transportation Act, 49 U.S.C. (S)(S) 1801 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; and in any revised or successor code thereto.

     c. Subtenant shall indemnify, defend (using counsel approved by Sublandlord) and hold harmless Sublandlord and Master Landlord, their respective directors, officers, employees and agents, and any successors to Sublandlord's interest in the Sublease Premises, Master Landlord's interest in and to the Building (including the Sublease Premises) and the Property, and , their directors, officers, employees and agents, from and against any and all liability (i) including all foreseeable and all unforeseeable consequential damages, directly or indirectly arising out of the use, generation or storage of Hazardous Materials by Subtenant in or about the Sublease Premises and (ii) including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, to the full extent that such action is attributable, directly or indirectly, to the presence or used, generation, storage, release, or threatened release or spill of Hazardous Materials by any person in, on or around the Sublease Premises or the Building or the Property. Subtenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of the Sublease Term.

15.  LIMITATION OF LIABILITY OF SUB-SUBLANDLORD.  In the event Sub-Sublandlord
     ------------------------------------------
     shall be liable to Sub-Subtenant for any matter relating to or arising in connection with this Sub-Sublease, whether based upon an action or claim in contract, equity, negligence, intended conduct, tort or otherwise, the amount of damages recoverable against Sub-Sublandlord for all events, acts or omissions will not exceed, in the aggregate, the total amount actually to be paid by Sub-Subtenant to Sub-Sublandlord under this Sub-Sublease during the term of this Sub-Sublease. In no event will the measure of damages include, nor will Sub-Sublandlord be liable for, any amounts for loss of profits, income or savings or indirect, consequential, speculative or punitive damages of any party, including third parties. Further, no cause of action may be asserted against Sub-Sublandlord later than the earlier of h) the applicable statute of limitations for notice of such cause of action, or i) 2 years following the date after the date on which the cause of action shall have accrued. Sub-Sublandlord and Sub-Subtenant expressly acknowledge that the limitations contained in this Paragraph 14 have been the subject of active and complete negotiation between the parties and represent the parties' agreement.

     IN WITNESS WHEREOF, this Sub-Sublease is executed as of the date first written above.

SUB-SUBLANDLORD:                           SUB-SUBTENANT:

ELECTRONIC DATA SYSTEMS CORPORATION        UNIGRAPHICS SOLUTIONS INC.


By:    /S/ JOHN M. YEAMAN                  By:   /S/ D. GILBERT FRIEDLANDER
   ------------------------------              ---------------------------------
        John M. Yeaman                     Printed Name:  D. Gilbert Friedlander
Title:  Director of Real Estate            Title:  Vice President
Dated:  March 5, 1998                      Dated:  March 11, 1998

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